                                             SCHEDULE 14A INFORMATION

                                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934

                                                (AMENDMENT No. ___)

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                                                 Edison International
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                       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter was sent today to certain institutional shareholders of Edison International:

Edison International Logo                                                       Jo Ann Goddard
                                                                                Vice President
                                                                                Investor Relations

                                                           April 30, 2003

(First Name), (Last Name)
Title
Company Name
Street Address
City, State, Zip

Dear (Last Name):

John Bryson, Chairman, President and CEO of Edison International recently wrote to you regarding a shareholder proposal on our shareholder rights plan.  I would once again like to urge you to carefully consider the recommendation of the Edison International
Board of Directors to vote against the proposal.
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I would like to briefly summarize for you our current business environment, and review some aspects of our shareholder rights plan with a specific focus on some key positive factors.

Business Environment

As stated in our proxy statement, Edison International has experienced the adverse effects of an unprecedented energy crisis in
California.  We've worked hard to weather these difficult times and restore value for our shareholders.  That extraordinary process is not yet complete, but substantial progress has been achieved.

Despite the difficult environment, Southern California Edison Company:

o        Reached a settlement agreement with the CPUC in October 2001.

o        Established a recovery mechanism - progress to date $3.0 billion of total $3.6 billion. Full recovery expected by late mid-year.

o        Paid all past due debts.

o        Achieved important steps to provide the revenues necessary to support both our distribution and utility power generation businesses including revenues for returns on the capital shareholders invest in us.

o        Took back our responsibility to procure power for our customers on January 1 of this year.

Shareholder Rights Plan

We would like to point out the following key positive aspects of our plan:

o        Only takeover offers for 20% or more of EIX common stock will trigger the plan.  Most companies have a trigger of 10-15%.

o        No "dead hand" provisions which would allow only certain directors in place at the time the plan was adopted (or their designated successors) to redeem the plan.

o        Plan expires in 2006.

(Recipient First Name),(Recipient Last Name)
April 30, 2003

Summary

We have worked tirelessly to protect our shareholders' investments by providing nearly uninterrupted power and related services while persevering extraordinarily to avoid bankruptcy during the extraordinary California Power Crisis of two years ago.  Now, step by step, we are achieving publicly-identified milestones required to restore financial health and stability.  In the current environment, it is important to have a fair shareholder-supportive plan in place to deal with any coercive takeover attempts.

Thank you for the opportunity to share this perspective with you.  Please feel free to call me at (626) 302-2515 to discuss further.

                                                              Sincerely,

                                                          /s/ Jo Ann Goddard